Exhibit 4.32

EIGHTH CONSENT AND WAIVER TO THE CREDIT AGREEMENT

This Eighth Consent and Waiver, dated as of October 23, 2003 (this “Waiver”), is entered into among Exide Technologies, a Delaware corporation and a debtor and a debtor in possession (the “Company”), the other Borrowers and the Guarantors party hereto, the Lenders party hereto and Citicorp USA, Inc. (“CUSA”), as Administrative Agent and Collateral Monitoring Agent for such Lenders and the Issuers to waive compliance with certain provisions of the Credit Agreement, dated as of April 15, 2002 (as amended to the date hereof, the “Credit Agreement”) entered into among the Borrowers, the Guarantors, the Lenders, the Issuers and CUSA, as Administrative Agent and Collateral Monitoring Agent for such Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Company has advised the Administrative Agent that (a) together with its Subsidiaries, it wishes to consummate, on or before November 30, 2003 (as such date may be extended for each Specified Transaction by the Administrative Agent in its sole discretion, the “Specified Date”), each transaction described on such schedule (the “Specified Transactions”) to facilitate the satisfaction of the conditions precedent to the effectiveness of its Plan and (b) the Company requests that, subject to the terms and conditions set forth herein, the Requisite Lenders enter into this Waiver to consent to the Specified Transactions and to waive any Default or Event of Default that may arise solely as a result of the consummation of any Specified Transaction (the “Specified Defaults”); and

WHEREAS, pursuant to Section 13.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the consent of the Requisite Lenders is required to permit the Specified Transactions;

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

Section 1. Consent and Waiver to the Credit Agreement.

(a) Effective as of the Waiver Effective Date (as defined below and subject to the conditions thereof) for such Specified Transaction and for so long as all covenants set forth in clause (b) below shall be complied with, the Administrative Agent and the Lenders party hereto, constituting the Requisite Lenders, hereby consent to the consummation of each Specified Transaction, to the extent consummated on or prior to the Specified Date for such Specified Transaction, and hereby waive the Specified Defaults that may result therefrom and authorize the Administrative Agent to execute additional documents (including Loan Documents and releases and other modifications to the relevant Loan Documents) to the extent appropriate to effect each such Specific Transaction.

(b) Each Loan Party agrees that, on and after the date hereof, it shall comply with all covenants set forth on Schedule I (Specified Transactions) hereto for such Specified Transaction and shall not consummate any Specified Transaction prior to the Waiver Effective Date for such Specified Transaction. Notwithstanding any provision of the Credit Agreement, non-compliance with any such covenant after the date hereof (or if any such covenant shall cease to be in full force and effect) shall constitute an immediate Event of Default under the Credit Agreement.

Section 2. Conditions Precedent to the Effectiveness of this Waiver.

The Waivers set forth in Section 1 above shall become effective with respect to a Specified Transaction as of the date (each such date, a “Waiver Effective Date”) when the following conditions precedent have been satisfied or waived by the Administrative Agent in its sole discretion:

(a) Certain Documents. The Administrative Agent shall have received on or before such Waiver Effective Date all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, and with sufficient originals for each of the Lenders:

(i) this Waiver executed by the Borrowers, the Guarantors, Lenders sufficient to constitute the Requisite Lenders and the Administrative Agent;

(ii) each document listed on Schedule I (Specified Transactions) hereto as a condition to such Specified Transaction (the “New Loan Documents”), in each case duly executed and delivered by the Loan Parties purported to be party thereto;

(iii) (A) an official copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Person required to become a Loan Party as a result of such Specified Transaction, certified as of a recent date, together with certificates from the appropriate Governmental Authority attesting to the good standing of each such Person and (B) a certificate of the Secretary or an Assistant Secretary of each such Person certifying (1) the by-laws (or equivalent Constituent Document) of such Person as in effect on the date of such certification, (2) the resolutions of such Person’s Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of each New Loan Document to which such Person is a party, (3) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Person from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (A) above and (4) the names and true signatures of each officer of such Person who has been authorized to execute and deliver each New Loan Document to which such Person is a party or any other document required hereunder to be executed and delivered by or on behalf of such Person;

(iv) a certificate from a Responsible Officer of each Loan Party to the effect that the conditions set forth in clauses (c) and (e) below have been satisfied;

(v) favorable opinions of counsel, which counsel shall be acceptable to the Administrative Agent, addressed to the Administrative Agent and the Lenders as to the enforceability of the New Loan Documents

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delivered above and addressing such other matters as the Administrative Agent may reasonably request; and

(vi) such additional documentation as the Administrative Agent or, if appropriate, the Requisite Lenders may reasonably require.

(b) Other Conditions. Each condition listed on Schedule I (Specified Transactions) hereto as a condition to such Specified Transaction (other than the delivery of documents delivered pursuant to Clause (a)(ii) above) shall have been satisfied on or prior to such Waiver Effective Date.

(c) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of such Waiver Effective Date (other than any such representation or warranty expressly relating to a previous date, which shall be correct as of such date) after giving effect to the Waivers taking effect on such Waiver Effective Date.

(d) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Waiver shall be satisfactory in all respects, including without limitation, form and substance, to the Administrative Agent in its sole discretion.

(e) No Events of Default. No Event of Default or Default shall have occurred and be continuing on such Waiver Effective Date (after giving effect of the Waivers taking effect on such Waiver Effective Date).

(f) Payment of Costs, Fees and Expenses. All costs, fees and expenses due and owing under any Loan Document to any Secured Party (including all fees and expenses described in Section 5 below) shall have been paid in full and legal counsel, including but not limited to, all foreign counsel, to the Administrative Agent shall have been paid all outstanding fees and expenses owing in connection with any Loan Document (including, without limitation, this Waiver).

Section 3. Representations and Warranties. Each Loan Party party hereto hereby represents and warrants to the Secured Parties that (a) as of the date hereof, no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and (b) all of the representations and warranties of such Loan Party contained in Article IV (Representations and Warranties) of the Credit Agreement and in any other Loan Document are true and correct as of the date of execution hereof in all material respects, as though made on and as of such date (other than representations and warranties in any such Loan Document that are expressly limited to a specific date, which shall be true and correct as of such date).

Section 4. Reference to and Effect on the Loan Documents.

(a) This Waiver is a Loan Document. Except as specifically waived hereby, all of the terms of each Loan Document shall remain unchanged and in full force and effect.

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(b) The execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of any Secured Party under any Loan Document nor constitute a waiver of any provision of any Loan Document.

Section 5. Fees, Costs and Expenses.

(a) As a consideration for the execution of this Waiver, on or before the first Waiver Effective Date, the Borrowers and the Domestic Guarantors agree to pay, to each Lender that has executed and delivered to the Administrative Agent this Waiver prior to 5 p.m. (New York time) on October 23, 2003 or such later date as the Administrative Agent and the Company may agree (each a “Participating Lender”), a waiver fee (the “Waiver Fee”) equal to such Participating Lender’s pro rata share of $250,000, calculated based on the sum of such Participating Lender’s Revolving Credit Commitments and Term Loans Outstandings as of such Waiver Effective Date divided by the sum of the aggregate Revolving Credit Commitments and Term Loan Outstandings of all Participating Lenders as of such Waiver Effective Date.

(b) In addition to the Waiver Fee, the Borrowers and the Domestic Guarantors agree to pay on demand in accordance with the terms of Section 13.3 (Costs and Expenses) of the Credit Agreement, where applicable, all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Waiver, all other Loan Documents entered into in connection herewith and the Acquired Facility Related Documents, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

Section 6. Execution in Counterparts. This Waiver may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original Waiver. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Affirmation of Guaranties. Each Guarantor hereby consents to the terms of this Waiver in its capacity as a Guarantor and agrees that the terms of this Waiver shall not affect in any way its obligations and liabilities under its Guaranty or any other Loan Document to which it is a party, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

Section 8. Governing Law. This Waiver shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the law of the State of New York.

Section 9. Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement or, as the case may be, the Guaranties.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Waiver has been duly executed on the date set forth above.

EXIDE TECHNOLOGIES, A DEBTOR AND A DEBTOR IN POSSESSION as a Borrower and a Domestic Guarantor

By:	/s/ Stuart Kupinsky

Name: Stuart Kupinsky Title: General Counsel

EXIDE DELAWARE LLC, A DEBTOR AND A DEBTOR IN POSSESSION as a Borrower and a Domestic Guarantor

By:	/s/ Stuart Kupinsky

Name: Stuart Kupinsky Title: General Counsel

RBD LIQUIDATION, LLC, A DEBTOR AND A DEBTOR IN POSSESSION as a Borrower and a Domestic Guarantor

By:	/s/ Stuart Kupinsky

Name: Stuart Kupinsky Title: General Counsel

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GNB BATTERY TECHNOLOGIES JAPAN, INC., as a Domestic Guarantor

By:	/s/ Stuart Kupinsky

Name: Stuart Kupinsky Title: General Counsel

EXIDE ILLINOIS, INC., A DEBTOR AND A DEBTOR IN POSSESSION as a Borrower and a Domestic Guarantor

By:	/s/ Stuart Kupinsky

Name: Stuart Kupinsky Title: General Counsel

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CITICORP USA, INC., as Administrative Agent, Swing Loan Lender, Collateral Monitoring Agent, and a Lender

By:	/s/ Keith R. Gerding

Name: Keith R. Gerding Title: Vice President

CITIBANK, N.A., as Issuer

By:	/s/ Keith R. Gerding

Name: Keith R. Gerding Title: Vice President

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Other Lenders:

CIT GROUP BUSINESS CREDIT

By:	/s/ Roderick Jarrett

Name: Roderick Jarrett
Title: Assistant Vice President

THE BANK OF NOVA SCOTIA, NEW YORK AGENCY

By:

Name: Daniel A. Castigan
Title: Director

BEAR STEARNS & CO., INC.

By:

Name: John E. McDermott
Title: Senior Managing Director

GE CAPITAL CFE, INC.

By:

Name: William E. Magee
Title: Duty Authorized Signatory

CREDIT AGRICOLE INDOSUEZ

By:

Name: Frederick W. Aase
Title: Vice President

By:

Name: Leo van Reissig
Title: Vice President

LEHMAN COMMERCIAL PAPER, INC.

By:

Name: Frank P. Turner
Title: Authorized Signatory

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Other Lenders:

CIT GROUP BUSINESS CREDIT

By:

Name: Roderick Jarrett
Title: Assistant Vice President

THE BANK OF NOVA SCOTIA, NEW YORK AGENCY

By:

Name: Daniel A. Castigan
Title: Director

BEAR STEARNS & CO., INC.

By:

Name: John E. McDermott
Title: Senior Managing Director

GE CAPITAL CFE, INC.

By:	/s/ Andrew Giangrave

Name: Andrew Giangrave
Title: Duly Authorized Signatory

CREDIT AGRICOLE INDOSUEZ

By:

Name: Frederick W. Aase
Title: Vice President

By:

Name: Leo von Reissig
Title: Vice President

LEHMAN COMMERCIAL PAPER, INC.

By:

Name: Frank P. Turner
Title: Authorized Signatory

Other Lenders:

CIT GROUP BUSINESS CREDIT

By:

Name: Roderick Jarrett
Title: Assistant Vice President

THE BANK OF NOVA SCOTIA, NEW YORK AGENCY

By:

Name: Daniel A. Castigan
Title: Director

BEAR STEARNS & CO., INC.

By:

Name: John E. McDermott
Title: Senior Managing Director

GE CAPITAL CFE, INC.

By:

Name:Wilham E. Magee
Title: Duly Authorized Signatory

CREDIT AGRICOLE INDOSUEZ

By:

Name: Frederick W. Aase
Title: Vice President

By:

Name: Leo von Reissig
Title: Vice President

LEHMAN COMMERCIAL PAPER, INC.

By:	/s/ Frank P. Turner

Name: Frank P. Turner
Title: Authorized Signatory

SPCP GROUP LLC

By:

Name: Title:

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:

Name: John Makrinos Title: Authorized Signature

FOOTHILL INCOME TRUST, L.P.

By:	FIT GP, LLC, its General Partner

By:	/s/ Jeff Nikora

Name: Jeff Nikora Title: Managing Member

FOOTHILL INCOME TRUST II, L.P.

By:	FIT II GP, LLC, its General Partner

By:	/s/ Jeff Nikora

Name: Jeff Nikora Title: Managing Member

ENDURANCE CLO 1, LTD.

By:	ING Capital Advisors LLC, as Portfolio Manager

By:

Name: Phillip C. Robbins Title: Director

ORYX CLO, LTD.

By:	ING Capital Advisors LLC, as Collateral Manager

By:

Name: Phillip D. Robbins CFA Title: Vice President

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

By:	Eaton Vance Management, as Investment Advisor

By:	/s/ Payson F. Swaffield

Name: Payson F. Swaffield Title: Vice President

GRAYSON & CO

By:	Boston Management and Research as Investment Advisor

By:	/s/ Payson F. Swaffield

Name: Payson F. Swaffield Title: Vice President

SENIOR DEBT PORTFOLIO

By:	Boston Management and Research as Investment Advisor

By:	/s/ Payson F. Swaffield

Name: Payson F. Swaffield Title: Vice President

EATON VANCE SENIOR INCOME TRUST

By:	Eaton Vance Management as Investment Advisor

By:	/s/ Payson F. Swaffield

Name: Payson F. Swaffield Title: Vice President

US BANK NATIONAL ASSOCIATION

By:

Name: Suzanne E. Griger Title: Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE

By:

Name: John Livingston Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION

By:

Name: William M. Ginn Title: General Manager

TRS1 LLC

By:

Name: Title:

EATON VANCE SENIOR INCOME TRUST

By:	Eaton Vance Management as Investment Advisor

By:
Name: Scott H. Page Title: Vice President

US BANK NATIONAL ASSOCIATION

By:	/s/ Suzanne E. Geiger

Name: Suzanne E. Geiger Title: Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE

By:

Name: John Livingston Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION

By:

Name: William M. Ginn Title: General Manager

TRS1 LLC

By:

Name: Title:

EATON VANCE SENIOR INCOME TRUST

By:	Eaton Vance Management as Investment Advisor

By:

Name: Scott H. Page Title: Vice President

US BANK NATIONAL ASSOCIATION

By:

Name: Suzanne E. Griger Title: Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ John F. Burke

Name: John F. Burke Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION

By:

Name: William M. Ginn Title: General Manager

TRS 1 LLC

By:

Name: Title:

EATON VANCE SENIOR INCOME TRUST

By:	Eaton Vance Management as Investment Advisor

By:

Name: Scott H. Page Title: Vice President

US BANK NATIONAL ASSOCIATION

By:

Name: Suzanne E. Griger Title: Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE

By:

Name: John Livingston Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ David A. Buck

Name: David A. Buck Title: Senior Vice President

TRS 1 LLC

By:

Name: Title:

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EATON VANCE SENIOR INCOME TRUST

By:	Eaton Vance Management as Investment Advisor

By:

Name: Scott H. Page Title: Vice President

US BANK NATIONAL ASSOCIATION

By:

Name: Suzanne E. Griger Title: Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE

By:

Name: John Livingston Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION

By:

Name: William M. Ginn Title: General Manager

TRS 1 LLC

By:	/s/ Alice L. Wagner

Name: Alice L. Wagner Title: Vice President

EATON VANCE SENIOR INCOME TRUST

By:	Eaton Vance Management as Investment Advisor

By:

Name: Scott H. Page Title: Vice President

US BANK NATIONAL ASSOCIATION

By:

Name: Suzanne E. Griger Title: Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE

By:

Name: John Livingston Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION

By:

Name: William M. Ginn Title: General Manager

TRS 1 LLC

By:

Name: Title:

THE FOOTHILL GROUP, INC.

By:	/s/ Jeff Nikora

Name: Jeff Nikora Title: Executive V.P.

COSTANTINUS EATON VANCE CDO V, LTD

By:	Eaton Vance Management as Investment Advisor

	By:	/s/ Michael B. Botthof

Name: Michael B. Botthof Title: Vice President

EATON VANCE CDO III, LTD

By:	Eaton Vance Management as Investment Advisor

	By:	/s/ Michael B. Botthof

Name: Michael B. Botthof Title: Vice President

EATON VANCE CDO IV, LTD

By:	Eaton Vance Management as Investment Advisor

	By:	/s/ Michael B. Botthof

Name: Michael B. Botthof Title: Vice President

EATON VANCE LIMITED DURATION INCOME FUND

By:	Eaton Vance Management as Investment Advisor

	By:	/s/ Michael B. Botthof

Name: Michael B. Botthof Title: Vice President

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SCHEDULE I

SPECIFIED TRANSACTIONS

1. Specified Transaction: Creation of the following Wholly-Owned Subsidiaries of the Company: (A) a Subsidiary at least 50% or more of the Stock of which is directly owned by the Company that is a partnership (Commanditaire Vennootschap) (or other Dutch company form acceptable to the Administrative Agent) organized under the laws of The Netherlands (“Sub1”), (B) a direct Subsidiary of the Company that is a limited liability company (or such other U.S. company form as may be acceptable to the Administrative Agent) organized under the laws of a State acceptable to the Administrative Agent for the sole purpose of holding Stock of Sub1 and such other Subsidiaries of the Company as may be acceptable to the Administrative Agent formed for the sole purpose of holding Stock of Sub1 or Sub2 (as defined below) (collectively, the “Intermediate Subsidiaries”) and (C) a direct Subsidiary of Sub1 that is a private company with limited liability (Besloten Vennootschap) (or other Dutch company form acceptable to the Administrative Agent) organized under the laws of The Netherlands (“Sub2” and, together with Sub1 and Sub2, the “New Subsidiaries”).

Covenant:

1.1 So long as the conditions precedent to Specified Transactions 2 below shall not have been satisfied or duly waived by the Administrative Agent, no Loan Party shall permit (A) any Asset Sale with respect to any asset or Stock or Stock Equivalents of any New Subsidiary, (B) any New Subsidiary to hold any asset (including, without limitation, make any Investment) or have any liability (including, without limitation, remain directly or indirectly liable on any Indebtedness) or permit to exist any Lien on any of its assets or properties, or declare, order, pay, make or set apart any sum for any Restricted Payment or (3) any New Subsidiary to engage in any business or activity; provided, however, that:

(w) each New Subsidiary may remain liable in respect of the Obligations and obligations owing under the Prepetition Facility and may incur Liens in respect thereto;

(x) each New Subsidiary may hold directors and shareholders meetings and prepare corporate records and other corporate activities required to maintain its separate corporate structure and hold assets to the extent necessary under the laws of its jurisdiction of formation to form such New Subsidiary;

(y) Sub1 may hold the Stock of Sub2; and

(z) Intermediate Subsidiaries may hold the Stock of Sub1 and, if acceptable to the Administrative Agent, Sub2 or other Intermediate Subsidiaries.

1.2 No other Person shall hold Stock or Stock Equivalents of any New Subsidiary other than as follows:

(1) in the case of Sub1, the Company and Intermediate Subsidiaries;

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(2) in the case of Sub2, Sub1 and, to the extent acceptable to the Administrative Agent, Intermediate Subsidiaries; and

(3) in the case of any Intermediate Subsidiary, the Company and, to the extent acceptable to the Administrative Agent, other Subsidiaries of the Company.

2. Specified Transactions: (A) Transfer of the Participating Loan, dated as of March 29, 1996 owing by EHE to the Company (the “EHE Participating Loan”) to Sub1, (B) conversion of EHE from a Société Anonyme to a Société Anonyme d Responsibilité Limitée or Société par Actions Simplifiée (or other French company form acceptable to the Administrative Agent), (C) transfer of 100% of the Stock of EHE and Exide Holding Asia PTE Limited, a company organized and existing in accordance with the laws of Singapore (“EHA”) to Sub1 in accordance with Dutch law and (D) further transfer of 100% of the Stock of EHA and 94% of the Stock of EHE to Sub2 in accordance with Dutch law.

Conditions Precedent:

Company

2.1 Execution and delivery by the Company and all other holders of any right, title, claim or interest in any Stock or Stock Equivalents of Sub1 of pledges in accordance with Dutch law over, in the aggregate, all of such rights, titles, claims and interests to secure the Obligations of the Borrowers.

2.2 Execution and delivery of Pledge Amendments in respect of Stock of Sub1.

Sub1

2.3 Execution and delivery by Sub1 (and each owner of Stock or Stock Equivalents thereof) of a guaranty in accordance with Dutch law of the Obligations of the Borrowers.

2.4 Execution and delivery by Sub1 and all other holders of any right, title, claim or interest in any Stock or Stock Equivalents of Sub2 of pledges in accordance with Dutch law of all such rights, titles, claims or interests to secure the Obligations of the Borrowers.

2.5 Execution and delivery by Sub1 of pledge in accordance with Dutch law of all of the EHE Participating Loan to secure the Obligations of the Borrowers.

2.6 Execution and delivery of pledges by Sub1 in accordance with French law of 6% of the Stock of EHE as security for the Obligations of the Borrowers.1

Sub2

[1]	Releases under existing pledges and other Loan Documents shall be conditional upon prior execution of the pledges in this Section 2 and other appropriate documents as may be reasonably required by the Administrative Agent depending on the timing of the Specified Transactions set forth in Section 4.

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2.7 Execution and delivery by Sub2 (and, where appropriate, all owners of Stock and Stock Equivalents thereof) of a guaranty in accordance with Dutch law of the Obligations of the Borrowers.

2.8 Execution and delivery of pledges by Sub2 in accordance with French law and the laws of Singapore of all of the Stock of EHA and 94% of the Stock of EHE, in each case as security for the Obligations of the Borrowers.1

Intermediate Subsidiaries

2.9 Execution and delivery by each Intermediate Subsidiary of guaranties, pledges and security agreements and other documents as may be required by the Administrative Agent to guaranty of the Obligations of the Borrowers and grant a fully-perfected security interest on all assets of such Intermediate Subsidiary to secure such Obligations.

2.10 Execution and delivery by each appropriate Person of pledge agreements (and, if appropriate, guaranties and other documents as may be required by the Administrative Agent) appropriate to pledge all Stock and Stock Equivalents of such Intermediate Subsidiary.

Covenant:

2.11 No Loan Party shall permit (A) any Asset Sale with respect to any asset or Stock or Stock Equivalents of any New Subsidiary, (B) any New Subsidiary to hold any asset (including, without limitation, make any Investment) or have any liability (including, without limitation, remain directly or indirectly liable on any Indebtedness) or permit to exist any Lien on any of its assets or properties, or declare, order, pay, make or set apart any sum for any Restricted Payment or (3) any New Subsidiary to engage in any business or activity; provided, however, that:

(v) each New Subsidiary may remain liable in respect of the Obligations and obligations owing under the Prepetition Facility and may incur Liens in respect thereto;

(w) each New Subsidiary may hold directors and shareholders meetings and prepare corporate records and other corporate activities required to maintain its separate corporate structure and hold assets to the extent necessary under the laws of its jurisdiction of formation to form such New Subsidiary;

(x)(i) after giving effect to Specified Transactions 2 above, Sub1 may hold the Stock of Sub2, 6% of the Stock of EHE and the EHE Participating Loan and (ii) for the sole purpose of consummating the Specified Transactions 2 above and prior to the full consummation thereof, Sub1 may temporarily hold all of the Stock of EHE and EHA;

(y) Sub2 may hold the Stock of EHA and 94% of the Stock of EHE; and

(z) each Intermediate Subsidiary may hold the Stock of Sub1 and, if acceptable to the Administrative Agent, Sub2 or other Intermediate Subsidiaries.

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2.12 No Person shall hold Stock or Stock Equivalents of EHE or EHA other than Sub1 and Sub2, and then only to the extent described above and covered by the pledges delivered pursuant to the conditions precedent above.

3. Specified Transaction: Execution of an Assumption and Indemnity Agreement in form and substance satisfactory to the Administrative Agent.

4. Specified Transaction: Company acquires from all lenders party thereto that are electing “Alternative A” under the Plan their loans and other claims (the “Acquired Claims”) under the Amended and Restated Credit and Guarantee Agreement, dated as of September 29, 2000, among the Company, the Borrowing Subsidiaries signatories thereto, the Guarantors signatories thereto, the lenders from time to time party thereto, Credit Suisse First Boston, as administrative agent for such lenders, and others (the “Acquired Facility”).

Conditions Precedent:

4.1 An order of the Bankruptcy Court confirming the existence of legal, valid and perfected Liens on and security interests on all Acquired Claims in favor of the Administrative Agent for the benefit of the Secured Parties and with the priority set forth in Section 4.19 (Secured, Super Priority Obligations) of the Credit Agreement (the “Priority Order”) shall have been entered, certified by the Clerk of the Bankruptcy Court as having been duly entered, and the Priority Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed.

Covenants:

4.2 No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, make or permit to be made any change, amendment or other modification, or any application or motion for any change, amendment or modification, to the Priority Order.

4.3 No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, alter, rescind, terminate, amend, supplement, waive or otherwise modify the Acquired Facility or any document or instrument executed in respect therewith (including, without limitation, any document creating a Lien in respect thereof) (“Acquired Facility Related Document”) or permit any breach or default to exist under any Acquired Facility Related Document or, if to do so could reasonably be expected to have a Material Adverse Effect, take or fail to take any action thereunder.

4.4 Promptly after the sending, filing or receiving thereof, the Company shall send the Administrative Agent copies of all material notices, certificates or reports delivered by or to any Loan Party pursuant to, or in connection with, any Acquired Facility or Acquired Facility Related Document.

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